SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report (Date of earliest event reported): October 7, 1997

                         DREW INDUSTRIES INCORPORATED
------------------------------------------------------------------------------

  Delaware                         0-13646                         13-3250533
------------------------------------------------------------------------------
(State or other                (Commission File               (I.R.S. Employer
jurisdiction of                     Number)                     Identification
incorporation)                                                            No.)

            200 Mamaroneck Avenue, White Plains, New York         10601
------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:            (914) 428-9098
------------------------------------------------------------------------------

                                - - - - - - - -

------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

      Pursuant to an Agreement and Plan of Merger, dated October 7, 1997 (the "Agreement"), Registrant acquired Lippert Components, Inc. ("LCI"), a Pennsylvania corporation, by merger of LCI into Registrant's wholly-owned subsidiary, Lippert Acquisition Corp. ("Subsidiary), a Delaware corporation (the "Merger"). Immediately after the Merger, the name of Subsidiary was changed to Lippert Components, Inc. ("Lippert"). The transaction was consummated on October 7, 1997 (the "Effective Date").

      Lippert manufactures and distributes chassis and chassis parts and galvanized roofing, and refurbishes and distributes used axles and tires, for the manufactured housing industry, and manufactures and distributes chassis and chassis parts for recreational vehicles. Lippert's business is conducted at 17 plant facilities in 12 states east of the Rocky Mountains. For its 1996 fiscal year, Lippert had revenues of approximately $107,000,000 on which it achieved pro forma operating profit of $11,000,000.

      The consideration for Lippert consisted of cash in the amount of $27,000,000 and 2,154,000 restricted shares of Registrant's Common Stock, par value $0.01 per share, of which 230,769 shares are contingent upon Lippert achieving specified earnings from certain of its operations. All shares are subject to certain registration rights.

      Lippert and L. Douglas Lippert entered into a 3-year employment and non-competition agreement providing for Mr. Lippert to serve as President and Chief Executive

Officer of Lippert in consideration for annual compensation of $300,000 plus performance-based incentive compensation. Mr. Lippert will be appointed a director of Registrant at the next meeting of Registrant's Board of Directors, and Registrant will nominate Mr. Lippert for election as a director at Registrant's next Annual Meeting of Stockholders scheduled to be held in May 1998.

      Simultaneously with the acquisition, Registrant and Lippert, and Kinro, Inc., and Shoals Supply, Inc., wholly-owned subsidiaries of Registrant, entered into a Second Amendment to Credit Agreement with The Chase Manhattan Bank (the "Bank"), pursuant to which Registrant's existing secured credit facility with the Bank was increased from $60,000,000 to $65,000,000. Registrant utilized $27,000,000 from the credit facility to consummate the Merger. Aggregate borrowings under the credit facility on the Effective Date were $56,000,000.

ITEM 7. Financial Statements Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of business acquired. It is impracticable to provide the required financial statements of the acquired operations at the time of this Report.

      Audited financial statements of the acquired operations will be filed by amendment within sixty days of the date of this Report.

      (b) Pro forma financial statements

      To be filed by amendment within sixty days of the date of this Report.

      (c) Exhibits.

            (1) Agreement and Plan of Merger, dated October 7, 1997, by and among Drew Industries Incorporated, Lippert Acquisition Corp., Lippert Components, Inc. and the shareholders of Lippert Components, Inc. named therein.

            (2) Registration Rights Agreement, dated October 7, 1997, by and among Drew Industries Incorporated, Lippert Acquisition Corp., and certain shareholders of Lippert Components, Inc. named therein.

            (3) Contingency Escrow Agreement, dated October 7, 1997 by and among Drew Industries Incorporated, Lippert Acquisition Corp., The Chase Manhattan Bank, and certain shareholders of Lippert Components, Inc. named therein.

            (4) Indemnity Escrow Agreement, dated October 7, 1997, by and among Drew Industries Incorporated, Lippert Acquisition Corp., The Chase Manhattan Bank, and The L. Douglas Lippert Living Trust dated June 6, 1989.

            (5) Executive Employment and Non-Competition Agreement, dated October 7, 1997, by and between Lippert Components, Inc. and L. Douglas Lippert.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          DREW INDUSTRIES INCORPORATED
                                                    (Registrant)


                                          By:_____________________________
                                                Leigh J. Abrams
                                                President and Chief Executive
                                                Officer


Dated:  October 16, 1997